Exhibit 99.1

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT, made and entered into as of the 15th day of March, 2006, by and between PMA Capital Corporation, a Pennsylvania corporation, with its principal place of business at 380 Sentry Parkway, Blue Bell, Pennsylvania 19422-0754 and/or such of its affiliates and/or subsidiaries it designates (hereinafter collectively referred to as “PMA Capital”) and VINCENT T. DONNELLY, residing at 174 Meadow View Lane, Lansdale, Pennsylvania 19446 (“Executive”).

WHEREAS, Executive has significant experience in the insurance industry and currently serves as the President and Chief Executive Officer of PMA Capital pursuant to an Executive Employment Agreement made and entered into as of March 15, 2004 and as a member of the Board of Directors of PMA Capital;

WHEREAS, PMA Capital desires to continue to avail itself of the expertise possessed by Executive and to employ Executive as President and Chief Executive Officer, in which position he will have access to confidential information of PMA Capital;

WHEREAS, Executive desires to be so employed by PMA Capital;

WHEREAS, the parties desire to amend and restate the March 15, 2004 Employment Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and each intending to be legally bound hereby, the parties agree as follows:

1.  Employment. Subject to the terms of this Agreement, PMA Capital hereby continues to employ Executive as President and Chief Executive Officer. In that capacity, Executive will perform such duties as are appropriate to the management of all aspects of PMA Capital’s business and such other duties, consistent with the foregoing duties and his position, as directed by the Chairman of the Board of Directors of PMA Capital. Executive shall report directly to the Chairman of the Board of Directors of PMA Capital. Executive hereby accepts such employment and agrees to serve PMA Capital on a full-time basis and to perform such duties faithfully, diligently and to the best of his ability and in conformity with all federal, state and local statutes, regulations and rules applicable to PMA Capital and in accordance with the PMA Capital Business Ethics and Practices Policy. Executive further agrees not to engage in any outside for-profit business, employment or commercial activity, without first obtaining approval in writing from the Chairman of the Board of Directors of PMA Capital.

2.  Compensation. PMA Capital agrees to pay Executive, and Executive agrees to accept from PMA Capital, in full payment for Executive’s services, compensation consisting of the following:

(a)  A minimum base salary at an annual rate of $690,000 during the first eighteen months of this Agreement and at an annual rate of $715,000 thereafter, payable on a semi-monthly basis or on such other basis that PMA Capital may adopt as its regular payroll practice;

(b)  The standard benefits PMA Capital makes available from time to time to its senior executive employees and, in addition, Executive will participate in the following employee benefit plans according to their terms, as amended and restated from time to time: the PMA Capital Corporation Retirement Savings Excess Plan; the PMA Capital Corporation Executive Management Pension Plan (the “EMPP”); and the PMA Capital Corporation Supplemental Executive Retirement Plan (frozen as of 12/31/05); and a supplemental long-term disability benefit designed so that the total value of the long-term disability benefits available to Executive would equal two-thirds of base salary;

(c)  Annual incentive compensation based on performance objectives established for 2006, 2007 and 2008 to be provided as described in Exhibit A; and

(d)  Eligibility for such long-term incentive award(s) to be determined by the Compensation Committee of the Board of Directors of PMA Capital under PMA Capital’s 2002 Equity Incentive Plan or any successor plan as described in Exhibit B.

3.  Expenses. PMA Capital will reimburse Executive for such of his out-of-pocket expenses as are reasonably necessary in connection with services rendered by Executive pursuant to this Agreement, as provided in the business expense policies adopted by PMA Capital from time to time.

4.  Term. The term of this Agreement is from March 15, 2006 through March 14, 2009. During the first two weeks of January, 2009, Executive shall inform the Chairman of PMA Capital in writing whether or not he is interested in negotiating an extension of this Agreement for a new term and, if so, propose the terms and conditions for such an extension. Within one week of receiving such written notice from Executive, PMA Capital will inform Executive if it is willing to negotiate an extension of this Agreement. If both parties are interested in negotiating an extension of this Agreement, they then will engage in good faith negotiations for an extension of this Agreement, with the negotiations to be concluded by no later than February 15, 2009; provided, however, that Executive’s failure to negotiate in good faith will not be deemed to be “Cause” for termination of Executive’s employment hereunder, and will not be the basis for PMA Capital’s denial of or failure to pay any severance payments, compensation or benefits due to Executive pursuant to the provisions of this Agreement.

5.  Termination. Executive’s employment may be terminated before the end of the term of this Agreement as follows:

(a)  By PMA Capital, at any time, for Cause, after providing Executive with at least three (3) weeks written notice, specifying the circumstances amounting to Cause and, if requested by Executive, the opportunity for Executive and his counsel to appear before the Board of Directors of PMA Capital to address these circumstances. “Cause” shall mean Executive: (i) commits any act of fraud, embezzlement, theft or commission of a felony in the course of his employment; (ii) engages in knowing and willful misconduct or gross negligence in the performance of his duties; (iii) unlawfully appropriates a corporate opportunity of PMA Capital or its affiliates and subsidiaries (as defined in paragraph 23 below); or (iv) knowingly and willfully breaches any of Executive’s representations, warranties or covenants contained in this Agreement in any material respect, each as reasonably determined by the Board of Directors of PMA Capital. In the event that “Cause” is based on gross negligence, PMA Capital shall give Executive written notice specifying in reasonable detail the conduct that it believes amounts to gross negligence, and shall provide Executive with the three (3) week notice period specified above to cease or correct such conduct;

(b)  Automatically on the date of Executive’s death;

(c)  Automatically if Executive becomes disabled or otherwise incapacitated so that Executive cannot perform the essential functions of his job with or without reasonable accommodation for a continuous period of more than one hundred eighty (180) days or for more than one hundred eighty (180) cumulative days in any one (1) year period (“Permanent Disability”). Any question as to the existence of Permanent Disability upon which Executive and PMA Capital cannot agree shall be determined by a qualified independent physician selected by Executive (or, if Executive is unable to make such selection, such selection shall be made by any adult member of Executive’s immediate family or Executive’s legal representative) and approved by PMA Capital, said approval not to be unreasonably withheld. The determination of such physician shall be communicated in writing to PMA Capital and to Executive and shall be final and conclusive for all purposes of this Agreement. Until the date of termination as defined herein by reason of Permanent Disability, Executive shall continue to receive the compensation and benefits as set forth in paragraph 2 of this Agreement. No termination of this Agreement for Permanent Disability shall impair any rights of Executive to collect benefits according to the terms of any disability policy maintained by PMA Capital for that Permanent Disability;

(d)  By PMA Capital, at any time, for other than Cause upon thirty (30) days written notice to Executive; or

(e)  By Executive’s voluntary resignation (before the end of the term) for other than Good Reason upon not less than thirty (30) days prior written notice to PMA Capital; or

(f)  By Executive’s voluntary resignation for Good Reason, which shall mean Executive has given thirty (30) days prior written notice that he intends to resign due to: (i) a material adverse change in his duties, authority or responsibilities without his agreement; (ii) his being required to relocate his office to executive offices outside of an area within a fifty (50) mile radius of PMA Capital’s existing executive offices in Blue Bell, Pennsylvania; (iii) there being a material reduction in the overall value of the employee benefits being provided to him pursuant to paragraph 2(b) unless the reduction is effective for all senior executive employees; or (iv) a material breach by PMA Capital of any of its obligations to Executive under this Agreement, so long as Executive gives such notice within sixty (60) days of the circumstances believed by Executive to constitute Good Reason and PMA Capital fails to remedy those circumstances within three (3) weeks; or

(g)  By Executive’s voluntary resignation following a Change in Control of PMA Capital, upon not less than thirty (30) days prior written notice to PMA Capital, which notice is given not earlier than eleven (11) months and not later than thirteen (13) months following a Change in Control. For purposes of this Agreement, “Change in Control” has the same definition as is set forth in paragraph 9(b) of the PMA Capital Corporation 2002 Equity Incentive Plan.

6.  Incidents of Termination.

(a)  If Executive’s employment is terminated under subparagraph 5(a), (b), (c) or (e) above, PMA Capital shall have no further obligation under this Agreement, except as provided under paragraph 16 and except the obligation to: (i) pay Executive an amount equal to the portion of his compensation and out-of-pocket business expenses, as defined in paragraph 3, as may be accrued and unpaid on the date of termination; (ii) pay Executive such portion of Executive’s annual incentive compensation for the year in which termination occurs as the Compensation Committee of the Board of Directors of PMA Capital shall determine was earned by Executive; and (iii) provide all benefits set forth pursuant to the benefit, medical, pension or other plans and programs provided by PMA Capital for which Executive qualifies (collectively “Benefits”) as are due under the terms of the Benefits plans and programs, recognizing that Executive’s employment has terminated. In the event of Executive’s death, any sums and benefits due to Executive under any provision of this Agreement shall be paid to his estate or heirs, as applicable.

(b)  (1)  Except as stated in subparagraph 6(d) below, if Executive’s employment is terminated under subparagraph 5(d) or 5(f) above or if Executive’s employment ends at the end of the term (including by reason of Executive’s decision not to renew or extend his employment for any reason), then PMA Capital shall pay Executive as described in paragraph 6(a) above and as described in Exhibit B, plus it will pay any cash portion of the annual incentive compensation for the year in which termination occurs that is earned because Executive accomplished certain identifiable tasks as of the date of termination. With regard only to payment of the cash portion of the annual incentive compensation for the year in which termination occurs, it is specifically understood that objectives related to profitability, revenue growth, stock price and similar performance measures are not intended to be measured other than at year end and accordingly will not qualify as identifiable tasks on an interim basis and these are not eligible for payment of incentive compensation unless deemed appropriate by the Compensation Committee of the Board of Directors of PMA Capital in connection with their consideration of payments as discussed above. In addition, PMA Capital shall pay Executive twenty-four (24) months of severance pay with each monthly payment being equal to 1/12th of Executive’s then current annual base salary and Executive’s minimum targeted annual incentive compensation for the year in which employment terminates, minus any appropriate withholdings and deductions, without regard to whether Executive obtains another position with a new employer. These severance payments will be made on or about the regular pay dates recognized by PMA Capital, beginning on the next regular pay date following Executive’s last regular pay date on which he is paid his base salary.

(2)  Notwithstanding the foregoing, the severance payments described in subparagraph 6(b)(1) which otherwise would be paid during the six (6) month period beginning on the day following Executive’s separation from service described in subparagraph 5(d) or 5(f) shall instead be paid to Executive in a single lump sum payment on the first business day following the end of such six (6) month period. The lump sum payment shall be adjusted for simple interest that accrues during the initial six (6) month period following Executive’s termination of employment at the interest rate used to determine lump sum payments under the PMA Capital Corporation Pension Plan. This subparagraph 6(b)(2) is intended to comply with the requirements for specified employees under section 409A of the Code.

(3)  Further, if Executive elects to continue his health insurance benefits under COBRA, PMA Capital will continue to pay the same monthly subsidy of the premiums for such insurance continuation as was being paid by PMA Capital before Executive’s employment terminated, with the remainder of the premium being deducted from Executive’s severance payments, through the earlier of the end of the severance period or the date Executive becomes eligible to receive and/or obtain alternative health insurance coverage through new employment. During the six (6) month period in which Executive’s severance benefits are delayed (as described in subparagraph 6(b)(2)), PMA Capital shall pay the full premium for Executive’s continued health insurance benefits, and shall be reimbursed for the Executive’s portion of such premiums out of the lump sum severance payment to be made to Executive on the first business day following the six (6) month period. It is intended that this provision of continuation health coverage shall run concurrently with any period of continuation coverage required under COBRA.

(4)  PMA Capital’s obligation to provide the severance pay and benefits provided in this paragraph is conditioned upon Executive signing and not revoking a valid general release agreement in the form attached hereto as Exhibit C. The severance payments and benefits provided for in this Agreement shall be offset by any severance pay or benefits that are actually paid to Executive upon termination of employment under the PMA Capital Corporation and PMA Capital Insurance Company Severance Pay Plan or any other applicable severance plan or severance policy of PMA Capital.

(c)  If Executive’s employment is terminated under subparagraphs 5(b), (c), (d), (f) or (g) above or if Executive’s employment ends at the end of the term:

(1)  Executive shall have a fully (100%) vested and nonforfeitable interest in his “Retirement Benefit” under the EMPP or any successor or replacement plan, except to the extent his Retirement Benefit is reduced pursuant to the terms of the EMPP to take into account the twenty-five (25) year service limit; and

(2)  Executive’s benefit under the PMA Capital Corporation Retirement Savings Excess Plan shall be increased to the extent necessary so that his aggregate benefit payable under the EMPP, the PMA Capital Corporation Retirement Savings Plan (Retirement Contribution Account only) and the PMA Capital Corporation Retirement Savings Excess Plan (amounts attributable to Retirement Credits only) (collectively, the Ongoing Pension Arrangements) is not less than the aggregate benefit that would have been payable under such Ongoing Pension Arrangements if Executive’s employment had continued through the end of the calendar quarter that contains the 24-month anniversary following Executive’s termination date (or, in the case of a termination under subparagraph 5(g), above, through the end of the calendar quarter containing the 36-month anniversary following such termination date), assuming that Executive is paid at the same salary rate during such period as in effect as of his termination of employment. Notwithstanding the foregoing, subparagraph 6(c)(2) shall apply only to the extent that it has the effect of increasing the present value of the aggregate benefit payable under the Ongoing Pension Arrangements. Executive shall be entitled to receive the increased benefit described in subparagraph 6(c)(2) at the time and manner described in the PMA Capital Corporation Retirement Savings Excess Plan, but no earlier than the end of the calendar quarter containing the 24-month anniversary following Executive’s termination date (or, in the case of a termination under subparagraph 5(g), above, the first business day following the 6-month anniversary of Executive’s termination date.

(d)  (1)  If Executive’s employment is terminated under subparagraph 5(g) or if it is terminated under subparagraph 5(d) within twelve (12) months following a Change in Control, then PMA Capital shall pay Executive as described in paragraph 6(a) above and as described in Exhibit B, plus it will pay any cash portion of the annual incentive compensation for the year in which termination occurs if it is earned because Executive accomplished certain identifiable tasks as of the date of termination. With regard only to payment of the cash portion of the annual incentive compensation for the year in which termination occurs, it is specifically understood that objectives related to profitability, revenue growth, stock price and similar performance measures are not intended to be measured other than at year end and accordingly will not qualify as identifiable tasks on an interim basis and these are not eligible for payment of incentive compensation unless deemed appropriate by the Compensation Committee of the Board of Directors of PMA Capital in connection with their consideration of payments as discussed above.

(2)  In addition, PMA Capital shall pay Executive severance pay in a single sum equal to three times the greater of Executive’s then current annual base salary or three times Executive’s annual base salary immediately preceding the Change in Control plus three times the greater of the amount of Executive’s minimum targeted annual incentive award for the year of the termination or the amount of that target for the year corresponding to the date immediately before the Change in Control, minus any appropriate withholdings and deductions, to be paid without regard to whether Executive obtains another position with a new employer, with such sum to be paid on the first business day following the six (6) month anniversary of Executive’s termination date.

(3)  Further, if Executive elects to continue health insurance benefits under COBRA, PMA Capital will continue to pay the same monthly subsidy of the premiums for such insurance continuation as was being paid by PMA Capital before Executive’s employment terminated, with the remainder of the premium payable by Executive, through the earlier of the end of three (3) years from the termination date or the date Executive becomes eligible to receive and/or obtain alternative health insurance coverage through new employment.

(4)  PMA Capital’s obligation to provide the severance pay and benefits provided in this paragraph is conditioned upon Executive signing and not revoking a valid general release agreement in the form attached hereto as Exhibit C. The severance payments and benefits provided for in this Agreement shall be offset by any severance pay or benefits that are actually paid to Executive upon termination of employment under the PMA Capital Corporation and PMA Capital Insurance Company Severance Pay Plan or any other applicable severance plan or severance policy of PMA Capital.

(e)  Upon any termination of employment, Executive shall be deemed to have automatically resigned from the Board of Directors and as an Officer of PMA Capital.

7.  Excise Taxes. If the value of any compensation (in whatever form) provided pursuant to this Agreement (a) is counted as a “parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the value of all such parachute payments would be subject to the excise tax imposed by section 4999 of the Code (the “4999 Excise Tax”), or (b) is treated as “deferred compensation” within the meaning of section 409A of the Code and is subject to interest and additional tax under section 409A(a)(1)(B) (the “409A Penalties,” and together with the 4999 Excise Tax, the “Penalties”), then Executive shall be entitled to receive from PMA Capital an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (but not including any interest or penalties imposed with respect to such taxes), including any Penalty imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Penalties imposed upon such payments.

8.  Trade Secrets and Confidential Information. Executive shall not disclose or use at any time either during or after employment by PMA Capital, any Confidential Information (as defined below) of which he becomes aware, whether or not any such information is developed by him, except to the extent that such disclosure or use is required or appropriate in the performance of the duties assigned to him by PMA Capital or if Executive is required to testify under subpoena or court order after Executive gives sufficient advance written notice of such requirement to PMA Capital so that it may seek to limit or otherwise protect such testimony from public disclosure. Executive shall follow all procedures established by PMA Capital to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft. “Confidential Information” shall mean information that is not generally known or available to the public, which is used, developed or obtained by PMA Capital, relating to its business and the businesses of its clients, vendors, agents, brokers or customers, including but not limited to: business and marketing strategies; distribution channels; products or services; fees, costs and pricing structures; marketing information; advertising and pricing strategies; analyses; reports; computer software, including operating systems, applications and program listings; flow charts; manuals and documentation; data bases; accounting and business methods; inventions and new developments and methods, whether patentable or unpatentable and whether or not reduced to practice; all copyrightable works; PMA Capital’s existing and prospective clients, vendors, agents, brokers or customers and their confidential information; existing and prospective client, vendor, agent, broker or customer lists and other data related thereto; all trade secret information protected by the federal Economic Espionage Act of 1996, 18 U.S.C. §1831 et seq., the Pennsylvania Uniform Trade Secrets Act and all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date upon which Executive proposes to disclose such information.

9.  Creative Works and Other Property.

(a)  Executive will promptly disclose to PMA Capital all inventions, concepts, processes, improvements, methodologies and other creative works, including without limitation insurance products, whether or not they can be patented or copyrighted, that during his employment were or were caused to be conceived or developed by him, either solely or jointly with others, relating to PMA Capital’s business (collectively “Creative Works”) and Executive agrees that all such Creative Works shall be the sole property of PMA Capital. Upon the request and at the expense of PMA Capital, Executive will at any time (whether during his employment or after its termination for any reason) assist PMA Capital and fully cooperate with it to protect PMA Capital’s interest in such Creative Works and to obtain, for PMA Capital’s benefit, patents or copyrights for any and all Creative Works in the United States and in any and all foreign countries. This paragraph does not apply to any Creative Work that Executive develops entirely on his own time and for which no equipment, supplies, facility or Confidential Information of PMA Capital was used, unless: (a) the Creative Work relates to PMA Capital’s business or to the actual or anticipated research or development activities of PMA Capital; or (b) the Creative Work results from any work Executive performs for PMA Capital.

(b)  Upon the termination of Executive’s employment for PMA Capital, Executive shall immediately, and without request, deliver to PMA Capital all copies and embodiments, in whatever form, of all Confidential Information and all other documents, materials or property belonging to PMA Capital even if they do not contain Confidential Information including but not limited to: written records, notes, photographs, manuals, computers and computer equipment, cell phones, notebooks, reports, keys, credit cards, documentation, flow charts and all magnetic media such as tapes, disks or diskettes, wherever located, and, if requested by PMA Capital, shall provide PMA Capital with written confirmation that all such materials have been returned. Executive has no claim or right to the continued use, possession or custody of such information, documents, materials or property following the termination of his employment with PMA Capital.

10.  Restrictive Covenants. While employed by PMA Capital and through the period ending two (2) years after termination of employment (whether voluntary or involuntary and regardless of the reason for termination), Executive agrees that, unless he obtains written approval in advance from the Chairman of the Board of Directors of PMA Capital, he shall not, except on behalf of PMA Capital, in any way, directly or indirectly:

(a)  engage in any business that directly competes with PMA Capital within any geographic territory in which PMA Capital operates or is doing business, either individually or as an agent, employee, consultant, partner, officer, director, stockholder, proprietor, owner or otherwise, of any person, firm, corporation or organization; provided, however, that ownership of less than one (1%) percent of the outstanding stock of any publicly traded corporation will not be deemed to be a violation of this restrictive covenant;

(b)  contact, employ, hire, solicit or attempt to persuade any person or entity that has at any time within the one (1) year period before the termination of Executive’s employment been an employee, agent, broker or independent contractor of PMA Capital to terminate his, her or its relationship with PMA Capital or do any act that may result in the impairment of the relationship between PMA Capital on the one hand and the employees, agents, brokers or independent contractors of PMA Capital on the other hand;

(c)  contact, solicit, serve or sell to, in furtherance of or in the context of any business that directly competes with PMA Capital, any person or entity that has at any time within the one (1) year period before the termination of Executive’s employment been a client, customer, agent or broker or a prospective client, customer, agent or broker of PMA Capital or attempt to persuade any such person or entity to purchase or otherwise acquire or use any product(s) or service(s) offered by any business of the same or similar nature as products or services offered by PMA Capital. (For purposes of this sub-paragraph, a “prospective client, customer, agent or broker” means a person or entity with whom or which PMA Capital has had direct contact and made a proposal to provide products or services.); or

(d)  engage in any activities or make any statements that may disparage or reflect negatively on PMA Capital, its Directors, Officers or employees, except as required to enforce the provisions of this Agreement or any of the Benefits plans.

11.  Reasonableness of Restrictions. Executive agrees and acknowledges that the type and scope of restrictions described in paragraphs 8, 9 and 10 are fair and reasonable and that the restrictions are intended to protect the legitimate interests of PMA Capital and not to prevent him from earning a living. Executive recognizes that his key position as President and Chief Executive Officer and his access to Confidential Information make it necessary for PMA Capital to restrict his post-employment activities, as set forth in this Agreement. Executive represents and warrants that the knowledge, ability and skill he currently possesses are sufficient to enable him to earn a livelihood satisfactory to him for a period of two (2) years in the event his employment with PMA Capital terminates, without violating any restriction in this Agreement. If, however, any of the restrictions set forth in paragraphs 8, 9 or 10 are held invalid by a court by reason of length of time, area covered, activity covered or any or all of them, then such restriction or restrictions shall be reduced only to the minimum extent necessary to cure such invalidity.

12.  Remedies. Executive agrees that if he should breach any of the covenants contained in paragraphs 8, 9 or 10, irreparable damage would result to PMA Capital and that damages arising out of such breach may be difficult to determine. Executive therefore further agrees that, in addition to all other remedies provided at law or at equity (including without limitation damages and an equitable accounting of all earnings, profits and other benefits arising from any such breach), PMA Capital shall be entitled as a matter of course to specific performance and temporary and permanent injunctive relief from any court of competent jurisdiction to prevent any further breach of any such covenant by Executive, without the necessity of proving actual damage to PMA Capital by reason of any such breach, and Executive acknowledges that his employers, employees, partners, agents or other associates, or any of them, may similarly be enjoined. If either party prevails in any lawsuit claiming breach of paragraphs 8, 9 or 10 of this Agreement, the other party shall reimburse the prevailing party for its or his expenses incurred in connection with such a lawsuit, including without limitation attorney’s fees and costs. (For purposes of this paragraph, PMA Capital will be considered to have prevailed in a lawsuit if it is established by written adjudication that Executive has breached in any material respect any provision of paragraphs 8, 9 or 10 as written or as modified under paragraph 11. Executive will be considered to have prevailed in a lawsuit if it is established by written adjudication that he did not breach in any material respect any provision of paragraphs 8, 9 or 10 as written or as modified under paragraph 11).

13.  Previous Employment. Executive represents and warrants that he is not under any legal restraint or restriction that would prevent or make unlawful his execution of this Agreement or his performing the obligations under this Agreement and that Executive has disclosed to PMA Capital any and all restraints, confidentiality commitments or employment restrictions that Executive has with any other employer or organization.

14.  Cooperation. At all times during the term of this Agreement and for a period of three (3) years thereafter, Executive will reasonably cooperate with PMA Capital in any litigation or administrative proceedings involving any matters with which Executive was involved during his employment by PMA Capital; provided that, following the term of this Agreement, such activities will be scheduled at such times and locations as PMA Capital and Executive may mutually agree. PMA Capital will reimburse Executive for his reasonable out-of-pocket expenses, if any, incurred in providing such assistance. In addition, if such assistance is provided by Executive after his employment has terminated and at a time when he is not receiving severance payments under paragraph 6(b), then he also shall be paid $330 per hour.

15.  Assignment. Neither PMA Capital nor Executive shall have the right to assign this Agreement or any obligation hereunder without the written consent of the other, except that, subject to Executive’s rights under paragraph 5(g) above, if there is a Change of Control, PMA Capital may assign this Agreement to a successor or assignee in connection with a merger, consolidation, sale or transfer of assets of PMA Capital, provided that such successor or assignee expressly assumes all obligations of PMA Capital under this Agreement.

16.  Indemnification. PMA Capital shall indemnify Executive or his estate to the full extent provided in its articles of incorporation and/or its bylaws as of the date of this Agreement.

17.  No Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement or the Benefits plans by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement or the Benefits plans be reduced by any compensation or benefits earned by Executive either as a result of his engaging in business or his employment by another employer, or by retirement benefits payable after the termination of this Agreement.

18.  Indulgences. The failure of PMA Capital or Executive at any time or times to enforce its or his rights under this Agreement strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified or waived the same.

19.  Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be sufficiently given to the parties if delivered in person or sent by United States registered or certified mail or nationally recognized overnight courier (return receipt requested) or by telefax (with evidence of successful transmission) addressed to the respective parties at the following addresses or at such other addresses as may from time to time be designated in writing by the parties:

If to Executive:	If to PMA Capital:
Vincent T. Donnelly 174 Meadow View Lane Lansdale, PA 19446 Telefax Number: (610) 397-5334	PMA Capital Corporation c/o Chairman of the Board 380 Sentry Parkway Blue Bell, PA 19422-0754 Telefax Number: (610) 397-5334

20.  Entire Agreement. This Agreement, together with the attachments hereto and PMA Capital’s Benefits plans, sets forth the entire agreement between the parties with respect to the matters covered herein, and supersedes all other agreements and understandings. No waiver or amendment to this Agreement shall be effective unless reduced to writing and executed by the parties hereto.

21.  Arbitration. In order to obtain the many benefits of arbitration over court proceedings, including speed of resolution, lower costs and fees and more flexible rules of evidence, all disputes between Executive and PMA Capital (except those relating to unemployment compensation and workers’ compensation and except as provided in paragraph 12 of this Agreement) arising out of Executive’s employment or concerning the interpretation or application of this Agreement or its subject matter (including without limitation those relating to any claimed violation of any federal, state or local law, regulation or ordinance, such as Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act and their state and local counterparts, if any) shall be resolved exclusively by binding arbitration in Philadelphia, Pennsylvania pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, with PMA Capital bearing its own attorney’s fees and costs and Executive being awarded his reasonable attorney’s fees and costs so long as the Arbitrator determines that Executive’s claim(s) or defense(s) (whichever is applicable) is not frivolous. Any award of attorney’s fees and costs to Executive shall be paid in a manner that does not violate section 409A of the Code. The parties expressly waive their rights to have any such claims resolved by jury trial. The arbitration opinion and award shall be final, binding and enforceable by any court under the Federal Arbitration Act.

22.  Controlling Law and Dispute Resolution. This Agreement shall be construed and applied in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law under Pennsylvania law. The parties agree to submit to the jurisdiction and venue of the state and federal courts located in Pennsylvania in the event that there is any claim that this Agreement has been breached and that any such claim is not subject to arbitration as provided in paragraph 21 of this Agreement.

23.  Affiliates and/or Subsidiaries. The affiliates and/or subsidiaries of PMA Capital Corporation referred to in the first paragraph of this Agreement are: PMA Capital Insurance Company; Pennsylvania Manufacturers Association Insurance Company; Manufacturers Alliance Insurance Company; Pennsylvania Manufacturers Indemnity Company; PMA Management Corp. and any such other entity that is or becomes controlled by or under common control with PMA Capital Corporation at the time of reference. PMA Capital and each such affiliate and/or subsidiary of PMA Capital Corporation shall be jointly and severally liable for the obligations to Executive under this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by and on behalf of the parties hereto as of the day and year first above written.

PMA CAPITAL CORPORATION

By: /s/ Neal C. Schneider
Name: Neal C. Schneider
Title: Chairman
Date: March 22, 2006

PMA CAPITAL INSURANCE COMPANY; PENNSYLVANIA MANUFACTURERS ASSOCIATION INSURANCE COMPANY; MANUFACTURERS ALLIANCE INSURANCE COMPANY; PENNSYLVANIA MANUFACTURERS INDEMNITY COMPANY; AND PMA MANAGEMENT CORP.

By: /s/Robert L. Pratter
Name: Robert L. Pratter
Title: Vice President
Date: March 22, 2006

/s/ Vincent T. Donnelly
Name: VINCENT T. DONNELLY
Date: March 23, 2006

EXHIBIT A

Executive will be eligible for an annual incentive award with regard to 2006, 2007 and 2008 that will be targeted for 2006 at forty-five percent (45%) of base salary for reaching pre-defined targeted objectives with a maximum of fifty-five percent (55%) of base salary for reaching pre-defined goals over the targeted objectives. Such targeted objectives and goals will be set for 2006 by the Compensation Committee of the Board of Directors of PMA Capital, with such targets and goals to be reviewed and adjusted, if appropriate, by the Compensation Committee of the Board of Directors of PMA Capital for 2007 and 2008 based on market conditions. Any cash portion of the annual incentive award will be paid no later than March 14th of the next year, for successful achievement of the targeted objectives and goals as determined by the Chairman and the Compensation Committee of the Board of Directors of PMA Capital. Payment of the annual incentive compensation awards will be in the amount and in the form(s) (e.g., stock options, restricted stock, cash) as determined by the Chairman and the Compensation Committee of the Board of Directors of PMA Capital, except that the payment for the 2006 incentive compensation award will be in cash.

A-1

EXHIBIT B

Executive will be entitled to a long-term incentive award under the 2002 Equity Incentive Plan (or any successor plan) that will be targeted at one hundred percent (100%) of $690,000 for achieving the pre-defined targeted objective for the year ending December 31, 2008, with a maximum of one hundred twenty percent (120%) of $690,000 for reaching pre-defined goals over the targeted objective. Such targeted objectives and goals will be set for the three-year period ending December 31, 2008 by the Compensation Committee of the Board of Directors of PMA Capital, with targets and goals to be reviewed and adjusted, if appropriate, as determined by the Compensation Committee of the Board of Directors of PMA Capital for the three-year periods ending December 31, 2009 and December 31, 2010 based on market conditions. Any long-term incentive award shall be distributed no later than March 14th of the year following the end of the three-year performance period, for successful achievement of the targeted objectives and goals as determined by the Chairman and the Compensation Committee of the Board of Directors of PMA Capital. The long-term incentive award for the three-year period ending December 31, 2008 shall be payable in Stock (as defined in the 2002 Equity Incentive Plan) of PMA Capital, and the number of shares of Stock distributable to Executive shall be determined based on the value of such Stock as of the date of distribution. Payment of the long-term incentive awards for the performance periods ending December 31, 2009 and December 31, 2010 will be in the amount and in the forms (e.g. stock options, restricted stock, cash) as determined by the Chairman and the Compensation Committee of the Board of Directors of PMA Capital.

To be eligible for a payment of a long-term incentive award, Executive must remain employed throughout the calendar year in which the pre-defined objective is set and remain employed throughout the last day of the three year performance period (the “Measurement Date”), except as stated below.

B-1

If Executive remains employed throughout the calendar year in which the pre-defined objective for a long-term incentive award is set, but is not so employed as of the Measurement Date due to circumstances that cause Executive to be entitled to severance pay under paragraph 6(b)(1) or under paragraph 6(d)(1) and (2) of this Agreement, then, so long as the pre-defined target is met on the Measurement Date, Executive will be deemed to be an Eligible Person under the 2002 Equity Plan or any successor plan and Executive will be entitled to receive a pro rata portion of his long-term incentive award, determined by the length of time Executive was employed during the applicable three year measurement period. Such a pro rata payment will be provided at the same time as the payment would have been provided if Executive had remained an employee. For example, with respect to the 2006 long-term incentive award, which is based on the pre-defined targeted objective for the year ending December 31, 2008, if Executive’s employment were to terminate on December 31, 2007 under circumstances that would qualify Executive for severance pay under this Agreement and the pre-defined targeted objective were achieved on December 31, 2008, then Executive would receive a long-term incentive award of two-thirds of the payment that he would have received had he remained employed through the Measurement Date.

In the event that a distribution of a long-term incentive award described in this Exhibit B would be limited under the terms of the 2002 Equity Incentive Plan, the undistributed amount so limited shall be provided in the first year in which Executive is not so limited. The number of shares of Stock, if any, attributable to the undistributed amount shall be determined as of the initial distribution date.

B-2

EXHIBIT C
General Release Agreement

THIS GENERAL RELEASE AGREEMENT (hereinafter “Release”) is made and entered into as of this ____ day of _______________, 20__, by and among PMA Capital Corporation, PMA Capital Insurance Company, Pennsylvania Manufacturers Association Insurance Company, Manufacturers Alliance Insurance Company, Pennsylvania Manufacturers Indemnity Company, and PMA Management Corp. (collectively “PMA Capital”) on the one hand and Vincent T. Donnelly (hereinafter “Executive”) on the other hand.

WHEREAS, PMA Capital and Executive entered into the Amended and Restated Executive Employment Agreement (the “Employment Agreement”) effective as of March 15, 2006;

WHEREAS, under the terms of the Employment Agreement, Executive is entitled to severance payments as provided therein;

WHEREAS, the Employment Agreement conditions receipt of the severance payments upon Executive’s signing and not revoking a valid General Release Agreement.

NOW, THEREFORE, intending to be legally bound hereby and in consideration of receipt of the severance payments provided for in the Employment Agreement and for other good and valuable consideration, Executive, for himself, and his executors, administrators, heirs and assigns, agrees as follows:

1. Executive hereby fully waives, releases, and forever discharges PMA Capital and each and all of its past and present subsidiaries, parent and related corporations, companies and divisions, and their past and present respective officers, directors, shareholders, trustees, employees, attorneys, agents and affiliates, and their predecessors, successors and assigns (hereinafter collectively referred to as “Releasees”) of and from any and all rights, debts, claims, actions, liabilities, agreements, damages, or causes of action (hereinafter collectively referred to as “claims”), of whatsoever kind or nature, whether in law or equity, whether known or unknown, that Executive ever had or now has in any capacity, either individually, or as a director, officer, representative, agent or employee of Releasees against any or all of the Releasees, for, upon, or by reason of any cause, matter, thing or event whatsoever occurring at any time up to and including the date Executive signs this Release. Executive acknowledges and understands that the claims and rights being released in this paragraph include, but are not limited to, all claims and rights arising from or in connection with any agreement of any kind Executive may have had with any of the Releasees, or in connection with Executive’s employment or termination of employment, all claims and rights for wrongful discharge, breach of contract, either express or implied, interference with contract, emotional distress, back pay, front pay, benefits, fraud, misrepresentation, defamation, claims and rights arising under the Civil Rights Acts of 1964 and 1991, as amended, (which prohibits the discrimination in employment based on race, color, national origin, religion or sex), the Americans with Disabilities Act (ADA), as amended (which prohibits discrimination in employment based on disability), the Age Discrimination in Employment Act (ADEA), as amended (which prohibits age discrimination in employment), Worker Adjustment and Retraining Notification Act (WARN), the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (ERISA), as amended, the Family and Medical Leave Act (FMLA), as amended, the Pennsylvania Wage and Hour Laws, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Human Relations Act, the Health Insurance Portability and Accountability Act (HIPPA), and any and all other claims or rights, whether arising under federal, state, or local law, rule, regulation, constitution, ordinance or public policy. Executive agrees that he will not initiate any civil complaint or institute any civil lawsuit, or file any arbitration against Releasees, or any one of them, based on the fact or circumstance occurring up to and including the date of the execution by Executive of this Release. This Release and the foregoing covenant not to sue do not cover claims relating to: (i) Executive’s right to indemnification under paragraph 16 of the Employment Agreement, or pursuant to PMA Capital’s articles of incorporation or bylaws as they may exist from time to time, or pursuant to applicable law; (ii) Executive’s right to benefits under the Benefits plans; (iii) Executive’s right to payments under the Employment Agreement; or (iv) the validity or enforcement of this Release.

2. Executive hereby agrees to waive any provisions of state or federal law that explicitly or implicitly would prevent the application of this Release to claims of which Executive does not know or expect to exist in Executive’s favor at the time of executing this Release which, if known by Executive, would have materially affected his decision to execute this Agreement. In addition, Executive hereby agrees to waive any provisions of state or federal law which might require a more detailed specification of the claims being released pursuant to the provisions of this Release.

3. Executive acknowledges that he has carefully read and understands the provisions of this Release, that he has had twenty-one (21) days from the date he received a copy of this Release to consider entering into this Release and accepting the severance payments, that if he signs and returns this Release before the end of the 21-day period, he will have voluntarily waived his right to consider this Release for the full twenty-one (21) days and that he has executed this Release voluntarily and with full knowledge of its significance, meaning and binding effect. Executive also acknowledges that PMA Capital has advised him in writing to consult with an attorney of his own choosing with regard to entering into this Release and accepting the severance payments. Finally, Executive acknowledges that his decision to sign this Release has not been influenced in any way by fraud, duress, coercion, mistake or misleading information and that he has not relied on any information except what is set forth in this Release and the Employment Agreement.

4. Executive acknowledges that he may revoke this Release within seven (7) days of his execution of this document by submitting written notice of his revocation to ____________. Executive also understands that this Release shall not become effective or enforceable until the expiration of that 7-day period.

5. Executive agrees that if any provision of this Release is or shall be declared invalid or unenforceable by a court of competent jurisdiction, then such provision will be modified only to the extent necessary to cure such invalidity and with a view to enforcing the parties’ intention as set forth in this Release to the extent permissible and the remaining provisions of this Release shall not be affected thereby and shall remain in full force and effect.

Dated: ________________    ____________________________________
VINCENT T. DONNELLY